EXHIBIT 10.2

THIS NOTE IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT
DATED DECEMBER 27, 1995 EXECUTED BY CHUGAI BOYEKI COMPANY
LIMITED, CHUGAI BOYEKI (AMERICA) CORP. AND VICON INDUSTRIES, INC.
IN FAVOR OF IBJ SCHRODER BANK & TRUST COMPANY


                            SECURED PROMISSORY NOTE

$2,000,000                                                  Melville, New York
                                                         As of October 5, 1993



            FOR VALUE RECEIVED, VICON INDUSTRIES, INC., a New York corporation (the "Maker") promises to pay to the order of CHUGAI BOYEKI COMPANY LIMITED, a Japanese corporation (together with its successors and assigns, the "Payee"), on July 1, 1998 at its office located at 2-15-13 Tsukishima, Chuoku, Tokyo, Japan, or such other place as the Payee may specify, in lawful money of the United States of America and in immediately available funds the principal amount of TWO MILLION U.S. DOLLARS ($2,000,000) or, if less than such principal amount, the aggregate unpaid principal balance then outstanding of the Note; without setoff or counterclaim and free and clear of, and without deduction for or on account of, any present or future stamp or other taxes, withholdings, restrictions or conditions of any nature.

            The Maker further promises to pay interest in like money on the unpaid principal balance of this Note from time to time outstanding until paid in full at a rate (computed on the basis of a 360 day year for actual days elapsed) equal to one percent (1%) in excess of the rate of interest adopted by Sanwa Bank from time to time as its "prime rate" for loans in U.S. Dollars to U.S. borrowers, which rate is not intended to be the lowest rate of interest charged by Sanwa Bank. Interest shall be payable quarterly on the first day of each calendar quarter commencing the first of such days to occur after the date hereof, upon prepayment hereof (to the extent accrued on the amount to be prepaid) and upon payment in full of the unpaid principal balance hereof. The records of the holder shall constitute prima facie evidence of amounts paid hereunder and the unpaid principal hereof and accrued interest hereunder.

            Whenever any date for payment shall fall on a day that is not a business day in New York City and Tokyo, such payment shall be made on the next succeeding business day.

            Upon the occurrence of any of the following events (each, an "Event of Default"):

            (a) Failure of the Maker to make any payment of principal or interest in respect of this Note when due, which shall remain unpaid for a period of 3 days after notice thereof shall have been given by the Payee to the

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      Maker;  or failure of the Maker to make  payment of any other sum  arising under any other obligation incurred under this Note when due, which shall remain unpaid for a period of 5 days after notice thereof shall have been given by the Payee to the Maker; or

            (b) Failure by the Maker to perform any other term, condition or covenant of this Note or any other agreement (including, without limitation, the Security Agreement referred to below), instrument or document delivered pursuant hereto or in connection herewith or therewith, which shall remain unremedied for a period of 15 days after notice thereof shall have been given by the Payee to the Maker; or

            (c) (i) Failure of the Maker or any corporation of which the Maker, alone, or the Maker and/or one or more of its Subsidiaries (as defined below), owns, directly or indirectly, at least a majority of the securities having ordinary voting power for the election of directors (each, a "Subsidiary") to perform any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or other instrument or agreement in connection with the borrowing of money or the deferred purchase price of a fixed asset to which the Maker or any Subsidiary is a party or by which it is bound, or by which any of its properties or assets may be affected (each, a "Debt Instrument"), so that, as a result of any such failure to perform (regardless of the satisfaction of any requirement for the giving of appropriate notice thereof or the lapse of time), such obligation for the payment of borrowed money ("Indebtedness") included therein or secured or covered thereby may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or

                  (ii) Any event or condition referred to in any Debt Instrument shall occur or fail to occur, so that, as a result thereof (regardless of the satisfaction of any requirement for the giving of appropriate notice thereof or the lapse of time), the Indebtedness or the deferred purchase price of a fixed asset included therein or secured or covered thereby may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or

                  (iii) Any such Indebtedness included in any Debt Instrument or secured or covered thereby is not paid when due; or

            (d) Any representation or warranty made in writing to the Payee in the Security Agreement or in connection with this Note or in any certificate, statement or report made in

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      compliance with this Note or the Security Agreement, shall have been false in any material respect when made; or

            (e) An order for relief under the Federal Bankruptcy Code as now or hereafter in effect, shall be entered against the Maker or any Subsidiary; or the Maker or any Subsidiary shall become insolvent, generally fail to pay its debts as they become due, make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, petition or apply to any tribunal for the appointment of a receiver or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, which remains undismissed for a period of 30 days or more; or the Maker or any Subsidiary or endorser or guarantor hereof by any act or omission shall indicate its consent to approval of or acquiescence in any such petition, application or proceeding or the appointment of a receiver of or any trustee for it or any substantial part of any of its properties, or shall suffer any such receivership or trusteeship to continue undischarged for a period of 30 days or more; or

            (f) Any judgment against the Maker or any Subsidiary or any attachment, levy or execution against any of its properties for any amount shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days or more; or

            (g) Any action or proceeding affecting the Maker shall have been commenced before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may result in the seizure or forfeiture of any of its property which would cause a material adverse effect upon the operations, business, properties or financial condition of the Maker or on the ability of the Maker to perform its obligations hereunder; or

            (h) The Security Agreement shall at any time after its execution and delivery and for any reason cease: (A) to create a valid and perfected security interest in and to the property purported to be subject to the Security Agreement; or (B) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Maker or the Maker shall deny that it has any further liability or obligation under the Security Agreement, or the Maker shall fail to perform any of its obligations under the Security Agreement; or


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            (i) The Payee shall have determined,  in its sole  discretion,  that one or more conditions exist or events have occurred which may result in a material adverse change in the business, properties or financial condition of the Borrower;

then, in any such event, the Payee may, by notice of default to the Maker, declare the principal amount then outstanding hereunder (with accrued interest thereon) to be immediately due and payable; provided, however, that no such notice shall be required upon the occurrence of any Event of Default described in paragraph (e) hereof and upon the occurrence of such an Event of Default the then outstanding principal amount hereunder shall automatically and, without notice, become immediately due and payable.

            After the stated or any accelerated maturity hereof, the aggregate unpaid principal balance of this Note shall bear interest at a rate of two percent (2%) per annum in excess of the rate in effect at such maturity; provided, however, that no such post-maturity rate so payable hereunder shall be in excess of the maximum permitted under any applicable law.

            The Maker may prepay the full principal amount of this Note or any portion hereof at any time upon three business days' prior notice to the Payee.

            The obligations of the Maker under this Note are secured by a Security Agreement of even date herewith between the Maker and the Payee (as the same may be amended from time to time, the "Security Agreement") to which Security Agreement reference is hereby made for a description of the nature and extent of the security provided therein and the rights in respect of such security of any holder of this Note.

            The rights of the Payee under this Note are subject to a Subordination Agreement (the "Subordination Agreement") dated as of December 27, 1995 among the Maker, the Payee, and IBJ Schroder Bank & Trust Company to which Subordination Agreement reference is hereby made for a description of the nature and extent of the subordination of the rights of any holder of this Note.

            Except as expressly provided herein, notice, demand, presentment, protest, notice of protest, dishonor, notice of dishonor or notice of any other kind are hereby expressly waived by the Maker. The Maker further waives its right to interpose any setoff or counterclaim of any nature or description in, or to plead any statute of limitations as a defense to, any action commenced by the Payee to enforce its rights hereunder.

            No failure by the Payee or any assignee thereof to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single

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or partial exercise by the Payee or such assignee of any right,  remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

            The Maker agrees (i) to pay on demand all legal and other fees, costs and expenses of the Payee incurred in connection with the collection of this Note, the Security Agreement and any other instruments and documents to be delivered hereunder and thereunder, (ii) to pay on demand all legal and other fees, costs and expenses of the Payee incurred in connection with the enforcement of this Note, the Security Agreement and any other instruments and documents to be delivered hereunder and thereunder, and (iii) to pay, indemnify and hold the Payee harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including any reasonable expense incurred by the Payee in employing legal counsel in connection therewith) which may be imposed on, incurred by or asserted against the Payee in any way relating to or arising out of, or any action taken or omitted by the Payee under (including, but not limited to, the administration and/or enforcement thereof), this Note, the Security Agreement or any other instrument or document to be delivered hereunder or thereunder. The obligations of the Maker pursuant to this paragraph shall survive the repayment by the Maker of all or a portion of the principal amount of this Note and the payment by the Maker of accrued interest thereon and all other amounts payable hereunder.

            The Maker may not assign or otherwise transfer its obligations hereunder. The Payee may assign, grant participations in or otherwise transfer all or any portion of its rights hereunder, and any such assignee, participant or transferee shall have all of the rights of the Payee hereunder to the extent of the interest conveyed.

            This Note shall be construed in accordance with and governed by the laws of the State of New York.


                                    VICON INDUSTRIES, INC.


                                    By______________________
                                      Title:


                                    By_______________________
                                      Title:

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